UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

June 11, 2018

Date of Report (Date of earliest event reported)

RenovaCare, Inc.
(Exact name of registrant as specified in its charter)

Nevada

(State or other jurisdiction of incorporation)

000-30156

(Commission File Number)

98-0384030

(I.R.S. Employer Identification No.)

2425 Sidney Street

Pittsburgh, PA 15203

(Address of principal executive offices)

(888) 398-0202

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On June 11, 2018, the Board of Directors (the “Board”) of RenovaCare, Inc. (the “Company”) accepted the resignation of Mr. Thomas Bold, as Chief Executive Officer (“CEO”) of the Company, effective immediately. Mr. Bold will continue to serve as the Company’s President and interim Chief Financial Officer (“CFO”), positions he has held since, respectively, December 1, 2013 and, September 2016.

Effective as of June 11, 2018, the Board appointed Mr. Harmel Rayat, who currently serves as the Company’s Chairman of the Board, CEO, pursuant to the Company’s bylaws and to serve in such capacity until his successor has been duly appointed and elected, subject to his earlier resignation or removal. Mr. Rayat’s compensation for serving as the Company’s CEO and Chairman will be $1.00 per year.

Effective as of June 11, 2018, the Board appointed Mr. Jatinder S. Bhogal as the Chief Operating Officer (“COO”), a newly adopted executive position, pursuant to the Company’s bylaws and to serve in such capacity until his successor has been duly appointed and elected, subject to his earlier resignation or removal. Vector Assets Management, Inc. (“VAM”) and the Company are negotiating the terms and conditions of an at-will executive consulting agreement in which Mr. Bhogal, the President of VAM, will serve as COO of the Company.

The CEO’s duties and responsibilities generally include, but are not limited to, providing overall leadership to enhance the effectiveness and performance of the Board and the Company and act as the primary spokesperson for the Board and the Company; to ensure that the different duties, responsibilities and roles of the Board are clearly understood by both the Board and management as well as the boundaries between the Board and management and to ensure that the Board receives appropriate and timely information, material and reports from management regarding Company’s business and affairs in order to permit the Board to discharge its duties and responsibilities; and to carry out such other duties and responsibilities as the Board may request from time to time.

The COO’s duties and responsibilities generally include, but are not limited to, overseeing the operations of the organization to meet business goals and projections; collaborate closely with CEO, President, and CFO; and keep the CEO fully informed in a timely and candid manner of the conduct of the day-today operations of the Company towards the achievement of its established goals and of all material deviations from the goals or objectives and policies established by the Board.

The President’s, duties and responsibilities generally include, but are not limited to, forming, staffing, guiding, leading and managing the Company, to be sufficient to accomplish the Board and CEO’s strategic plan of the business; overseeing the complete administration of the Company in accordance with the direction established by the CEO and the Board. The President will report directly to the CEO.

The foregoing descriptions are only a brief summary of the roles and responsibilities of the CEO, President and COO.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized on June 15, 2018.

RenovaCare, Inc.

By:	/s/ Harmel Rayat
Name:	Harmel Rayat
Title:	Chief Executive Officer and Chairman

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